UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 30, 2007
PEDIATRIX MEDICAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	65-0271219

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1301 Concord Terrace
Sunrise, Florida 33323

(Address of principal executive office)
Registrant’s telephone number, including area code (954) 384-0175
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On August 31, 2007, Pediatrix Medical Group, Inc. (the “Company”) was notified that a shareholder derivative lawsuit was filed in the United States District Court for the Southern District of Florida on August 30, 2007, naming the Company as a nominal defendant and also naming as defendants certain of the Company’s current and former officers and directors. The lawsuit claims that all or some of the defendant officers and directors, among other things, violated their fiduciary duties to the Company and the federal securities laws and engaged in corporate waste, gross mismanagement, unjust enrichment and constructive fraud with respect to the Company’s awarding of and accounting for stock option grants since at least 1996. The Company previously announced that the Audit Committee of its Board of Directors had completed an independent comprehensive review of the Company’s stock option practices resulting in a restatement of certain of the Company’s financial statements.
     This suit was filed by a plaintiff who sent one of three previously disclosed shareholder demand letters regarding the Company’s stock option practices. Also, as previously disclosed, a Special Committee of the Board of Directors, composed of the same directors who conducted the Audit Committee’s review, determined that it was not in the best interests of the Company to take further action against the Company’s current management and directors with respect to the Company’s stock option grant practices but is considering whether to take further action with respect to any of the Company’s former management and directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIX MEDICAL GROUP, INC.
Date: August 31, 2007	By:	/s/ Thomas W. Hawkins
		Name:	Thomas W. Hawkins
		Title:	Senior Vice President and General Counsel

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